Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to incorporate by reference our report dated August 15, 2022, with respect to the consolidated financial statements of Paranovus Entertainment Technology Ltd. (formerly known as “Happiness Development Group Limited”) for the year ended March 31, 2022 in the registration statement on Form F-3, filed with the U.S. Securities and Exchange Commission on November 16, 2023, of Paranovus Entertainment Technology Ltd.

/s/ TPS Thayer LLC

TPS Thayer LLC

Sugar Land, Texas

November 16, 2023